Exhibit 10.2

ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) is dated as of March 25, 2012 by and between The Company (to be renamed Lustros, Inc.), (“Lustros”) a Utah corporation (hereinafter referred to as the “Seller” or the “Company”) and Michael Forster and SLO 3 Holdings, Inc. (collectively hereinafter referred to as the “Buyers”).

RECITALS

WHEREAS, the Seller is in the business of copper mining and the manufacturing of food grade copper sulfate through its subsidiary, Bluestone S.A., a Chilean development stage company. The Company also owns an additional asset, named Power-Save Energy Company (hereinafter referred to as the “Business”), a manufacturer of renewable energy and energy savings products; and,

WHEREAS, Seller desires to sell the Business to the Buyers, which shall include, all of the assets of the Business including internet property rights and any other intellectual property described herein and all liabilities of the Business in consideration for the satisfaction of all amounts previously and currently owed to the Buyers by the Seller; and,

WHEREAS, the Buyers agrees to discharge all monies owed to them from the Seller in exchange for the transfer of title to all assets and intellectual property in the Business to the Buyers. Seller agrees to indemnify the Buyers and hold them harmless against any and causes of action relating to the Business.

AGREEMENTS

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories below agree as follows:

1.            Transaction. At the Closing (as defined in Section 6 herein) hereof, the Seller shall transfer and deliver to the Buyers, clear title in all of the Assets and Liabilities (as defined below) of the Business, whether tangible, intangible, real, personal or mixed, in exchange for the discharge of all debts owed to the Buyers by the Seller as defined below (“Consideration'').

2.            Assets. The term “Assets” shall mean all assets of the Business, including, but not limited to the following:

(a)            Ownership to related domains; www.Power-Save.com; and

(b)            Trademarks and Copyrights related to Power-Save Energy Company; and

(c)            Web Portal of www.Power-Save.com to include all modes and codes; and

(d)            All account and legal books and records related to Power-Save Energy Company as it relates to the business of Power-Save Energy Company, with the exception of documents that pertain to the remaining public entity; and

(e)            All corporate documents and files as they related to the business of Power-Save Energy Company, including but not limited to the business and marketing plans of Power-Save Energy Company, with the exception of documents that pertain to the remaining public entity.

(f)            All assets referred to or referenced within any audited financial statements of the Business in preparation or consideration of the Closing of this transaction, with the exception of documents that pertain to the remaining public entity.

3.            Liabilities. The term “Liabilities” shall mean all liabilities of the Business, including, but not limited to the following:

(a)            Any Credit Cards, lines of credit, or bank debts; and

(b)            Any Accounts Payable; and

(c)            Any Law Suits, Claims existing.

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4.            Consideration. The Purchase Price shall be satisfaction of any and all debts owed to Buyers by the Seller and the simultaneous transfer of clear and good title of the Assets in the Business by the Seller to the Buyers.

(a)            Manner of Payment of the Consideration. Buyers are paying the Purchase Price by physically delivering this Agreement, executed in full, to the Seller at Closing, upon which the Seller shall deliver clear and good title to the Buyers.

5.            Closing. The term “Close,” “Closing,” “Closes” or “Closed” shall refer to the Closing of the various transactions contemplated hereby, all of which shall be deemed consummated when, and only when, the terms and conditions as set forth herein have been fully complied with and the purchase by the Buyers of the Seller's Assets has occurred and is effective immediately ("Closing Period") from the date of execution of this Agreement. Conversely, if the various transactions proposed and/or discussed herein do not Close within the prescribed Closing Period, the various transactions contemplated herein will have failed and this Agreement shall automatically terminate.

6.            Conduct and Transactions of Seller Prior to the Closing. Between the date of execution of this Agreement and the Closing, the executive officers and Board of Directors of the Seller shall retain full control of the management and business thereof. In order to assure protection and preservation of the Seller's assets, properties and businesses as well as the Seller's performance of its obligations under and related to this Agreement, the Seller agrees that from the date of this Agreement up to and including the Closing:

(a)            The Seller shall preserve, or cause to be preserved substantially intact, its business organization, except such changes as may be required, with the Buyer's consent, to effect the transactions contemplated hereby, and the Seller shall use its best efforts to keep available the services of its present officers and principal employees, and to preserve its existing business relationships.

(b)            The Seller agrees that prior to the Closing, it will not, without the prior written consent of the Buyers (which consent will not be unreasonably withheld):

(i)            Redeem directly or indirectly or agree to redeem, purchase, or otherwise acquire any of its capital stock or other ownership interest;

(ii)            Effect a split or reclassification of its capital stock, liquidate, recapitalize, or reorganize itself except as contemplated herein;

(iii)            Merge or consolidate, or sell all or substantially all of its assets or enter into any agreement for such merger, consolidation, or sale of assets, except as required by the transactions contemplated by this Agreement;

(iv)            Change the character of its business;

(v)            Except in the ordinary course of business, waive any contractual rights of substantial value;

(vi)            Breach any agreement to which the Seller is a party if such breach would have a material adverse effect on the business of the Seller.

(c)            The Seller will exert its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated and execute and deliver to the Buyer any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement, and cause the Subsidiaries to do the same.

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7.            Conduct and Transactions by the Buyers Prior to Closing. Between the date of this Agreement and the Closing, the Buyers shall use its best efforts to fulfill in a timely manner all objectives and conditions to permit consummation of the transactions as contemplated herein and execute and deliver to the Seller any and all documents necessary, in the reasonable opinion of its counsel, to consummate the transactions contemplated by this Agreement, and to cause its subsidiaries to do the same. In order to assure the continuity of the Buyer's business, financial condition, assets and properties as well as the Buyer's performance of its obligations under and related to this Agreement, the Buyer agrees as follows:

(a)            From the date of this Agreement up to the Closing, the Buyers will operate its business in the ordinary course and shall preserve, or cause to be preserved substantially intact, its business organization, except for such changes as may be required to effect the transactions contemplated by this Agreement.

(b)            From the date of this Agreement up to and including the Closing, the Buyers will notify the Seller promptly of any material changes in the business, assets, financial condition or properties of the Buyers or their ability to assume the Associated Trade Liabilities described herein.

8.            Conditions Precedent.

(a)            Neither the Buyers nor the Seller shall have (i) made a general assignment for the benefit of creditors, (ii) filed a petition in bankruptcy, or been adjudicated a bankrupt or insolvent, (iii) filed a petition seeking any reorganization, arrangement, imposition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or similar statute, law or regulations, (iv) filed an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or (v) sought or consented to or acquiesced in the appointment of any trustee, receiver, or liquidator of any material part of its properties.

(b)            There shall not be pending any suit or action seeking to enjoin the transactions contemplated by this Agreement nor shall any judgment, temporary restraining order, injunction or similar relief restraining or inhibiting such transaction have been issued by any court or governmental agency (other than any suit or action with respect to which it is not reasonable to believe that the transactions contemplated by this Agreement may be enjoined). If any request for an injunction in connection with the transactions contemplated by this Agreement is scheduled or granted, then the Closing shall not take place until after the disposition of such motion. If an injunction is granted, either party may terminate this Agreement.

9.            Closing Deliveries. On the date hereof the parties are executing and/or delivering such documents as are reasonably required in order to effectuate the consummation of the transaction contemplated hereby.

10.            Taxes. The parties hereto have been advised and have agreed to seek independent counsel regarding the tax consequences and certain liabilities that may arise upon the Closing of this Agreement.

11.            Further Assurances. The Parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Assets to Buyers, on the terms herein contained, and to otherwise comply with the terms of this Agreement and to consummate the transaction contemplated hereby.

12.            Miscellaneous.

(a)            Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties.

(b)            Survival; Nonwaiver. All representations and warranties shall survive the consummation of the transaction contemplated herein and for a period of two (2) years following the date hereof (and none shall merge into any instrument of conveyance) regardless of any investigation or lack of investigation by any of the parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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(c)            Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, and effect and in all other respects by the internal laws of the State of Utah applicable to contracts made in that State, without regard to any conflict of law principles of the State of Utah. Buyers and Seller irrevocably consent and submit to the exclusive jurisdiction of any local, state or federal court State of Utah for enforcement of this Agreement. Buyers and Seller irrevocably waive any objection they may have to venue in the defense of an inconvenient forum to the maintenance of such actions or proceedings to enforce this Agreement.

(d)            Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e)            Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

(f)            Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(g)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

(h)            Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(i)            No Strict Construction. The parties hereto jointly participated in the negotiation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person or entity.

(j)            Interpretation. Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

(k)            Attorneys' Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges and disbursements actually incurred, and the reasonable fees and costs of expert witnesses actually incurred.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the date first above written.

LUSTROS, INC.	MICHAEL FORSTER

/s/ Zirk Engelbrecht	/s/ Michael Forster
By: Zirk Engelbrecht Its: CEO	By: Michael Forster

SLO 3 HOLDINGS, INC.

/s/ Michael Forster By: Michael Forster Its: Managing Member

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